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                                                                 Exhibit 99(iii)
                                                                 ---------------


                      SCOTT B. HELM NAMED TO EXIGENT BOARD
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     MELBOURNE, FL, May 18, 1998 - Exigent International, Inc. (OTC Bulletin
Board: XGNT; CHX: XNT) was pleased to announce today the appointment of Mr. Scott Bradford Helm to the Board of Directors.

     Mr. Helm is a private investor, based in New York City. From 1987 through early 1998 he was employed by Goldman, Sachs & Co., the well-known New York-based investment banking firm, where he was a Vice-President in the Investment Banking Division. In that capacity, he was primarily involved in providing financial advice and underwriting services to corporate clients, focusing on leveraged finance, project finance, and the satellite telecommunications industry. He was responsible for advising the international consortium Iridium LLC in its financing of the IRIDIUM global satellite communications network.

     Exigent believes that Mr. Helm will provide valuable insights into the investment banking issues that confront the Company in the current period of growth and expansion.

     In 1987, Mr. Helm received a Bachelor of Science degree in Business Administration from Washington University, St. Louis, Missouri.

     Exigent International, Inc. (www.xgnt.com) is a holding company, capitalizing on emerging high-technology opportunities. Subsidiaries are:
Software Technology, Inc. (STI), specilizes in satellite command and control solutions. STI's flagship software product OS/COMET/TM/ controls the two largest constellations: the IRIDIUM(R) global communication system (more than 70 satellites aloft in its final form) and the well-known NAVSTAR Global Positioning System (GPS).

     FotoTag, Inc. developes innovative solutions to the problems of people and product tracking.

     Since 1978, we have served a number of Fortune 500 clients, and government agencies that include NASA, the USAF, and the Naval Research Laboratory (NRL).

     For Investor Relations, contact Don Riordan, CFO (don_riordan@xgnt.com). For general information, contact Dennis Lunder, VP Marketing
(dennis_lunder@xgnt.com) via E-mail or: 888/952-XGNT or 407/676-4510 (Fax).

      IRIDIUM(R) is a registered trademark and service mark of Iridium LLC.